UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 10, 2014, Bradley J. Bolzon notified Flexion Therapeutics, Inc. (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company, effective June 11, 2014.

On June 11, 2014, Elaine V. Jones notified the Company of her resignation from the Board, effective immediately.

(d) On June 11, 2014, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, elected Ann Merrifield to the Board and appointed her to serve on the Audit Committee of the Board (the “Audit Committee”), each effective immediately. Ms. Merrifield will serve in the class of directors whose term of office expires at the Company’s 2015 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal.

In accordance with the Company’s Non-Employee Director Compensation Policy (described in more detail below), Ms. Merrifield is entitled to receive an annual Board service retainer of $35,000 and an annual committee member service retainer of $7,500 for service as a member of the Audit Committee.

On June 11, 2014, in accordance with the Company’s Non-Employee Director Compensation Policy and pursuant to the terms of the Company’s 2013 Equity Incentive Plan (the “Plan”), Ms. Merrifield was granted an option to purchase 18,000 shares of the Company’s common stock (the “Initial Option”). One-third of the shares subject to the Initial Option will vest on the one year anniversary of the date of grant and the balance of the shares will vest in a series of 24 equal monthly installments thereafter. On the date of each annual meeting of the Company’s stockholders in which she is elected or is then serving as a member of the Board, Ms. Merrifield will receive an additional option to purchase 9,000 shares of the Company’s common stock (each an “Annual Option”). The shares subject to each Annual Option will vest monthly over the one year following the date of grant. In addition, the Initial Option and any Annual Options then held by Ms. Merrifield will automatically accelerate and become fully vested and exercisable in the event of a change in control (as defined under the Plan).

The Company also entered into a standard form of indemnity agreement with Ms. Merrifield (the “Indemnity Agreement”) effective upon her election to the Board. The Indemnity Agreement provides, among other things, that the Company will indemnify her for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by Ms. Merrifield in any action or proceeding arising out of her services as one of our directors or any other company or enterprise to which Ms. Merrifield provides services at our request, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws. The Company’s standard form of indemnity agreement was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-193233), and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Merrifield and any other person pursuant to which she was selected as a director of the Company, there are no family relationships between Ms. Merrifield and any director, executive officer or any person nominated or chosen to become a director or executive officer of the Company, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Merrifield and the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Indemnity Agreement, previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-193233), as originally filed on January 8, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.

Dated: June 12, 2014

	By:	/s/ Michael D. Clayman, M.D.
Michael D. Clayman, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnity Agreement, previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-193233), as originally filed on January 8, 2014, and incorporated herein by reference.